EXHIBIT 16



                                THOMAS  P.  MONAHAN
                           CERTIFIED  PUBLIC  ACCOUNTANT
                               208  LEXINGTON  AVENUE
                            PATERSON,  NEW  JERSEY  07502
                               TEL.  (973)  790-8775



May  25,  2000


Mr.  Robert  Sendoh,  Chief  Executive  Officer
CyPost  Corporation
900-1281  West  Georgia  Street,  Vancouver
British  Columbia



     I have previously acted as independent auditor for CyPost Corporation since its inception but have tendered my resignation as independent auditor.


     I have received and reviewed the Form 8-K dated October 19, 1999, reporting in Item 4 the change in independent auditor attendant to my resignation and the appointment of Arthur Andersen LLP as the Company's new independent auditor.


     I have reviewed Item 4 of such Form 8-K and have no disagreements with the statements made therein by the Registrant.


                                    Respectfully  submitted,



                                    /s/  Thomas  P.  Monahan
                                    Certified  Public  Accountant


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